UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2015

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CONATUS PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-36003	20-3183915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16745 West Bernardo Drive, Suite 200 San Diego, CA		92127
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 376-2600

(Former Name or Former Address, if Changed Since Last Report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 23, 2015, Conatus Pharmaceuticals Inc. (the “Company”) announced that the Company’s exploratory Phase 2 Portal Hypertension (“PH”) clinical trial of emricasan, a first-in-class, orally active pan-caspase inhibitor, met the following primary endpoints: a) a clinically meaningful and statistically significant change from baseline in hepatic venous pressure gradient (“HVPG”), a measurement of pressure in the portal vein, in patients with liver cirrhosis and severe portal hypertension (HVPG ≥12 mmHg); and b) a statistically significant change from baseline in cleaved Cytokeratin 18 (“cCK18”), a mechanism-specific biomarker of excessive cell death that contributes to chronic inflammation, in the total evaluable liver cirrhosis patient population.

The open-label PH trial was conducted at nine U.S. sites and enrolled 23 patients (22 evaluable) with portal hypertension and compensated liver cirrhosis that was predominantly due to nonalcoholic steatohepatitis (“NASH”) or hepatitis C virus (“HCV”), including patients with active HCV infection and patients who had a sustained viral response to antiviral therapy. Portal hypertension, or elevated blood pressure in the major vein feeding into the liver, was confirmed by HVPG measurement >5 mmHg at baseline and measured again after treatment with 25 mg of emricasan orally twice daily for 28 days. Patients were divided according to the HVPG therapeutic threshold of 12 mmHg, which indicates more severe portal hypertension. Reducing the HVPG to below 12 mmHg or reducing HVPG by ≥10% or ≥20% has been strongly associated with clinical benefit in this patient population.

The HVPG endpoint was analyzed in: a) patients with baseline HVPG values ≥12 mmHg (N=12); b) patients with baseline HVPG values <12 mmHg (N=10); and c) all evaluable patients (N=22). HVPG measurement was standardized, and tracings were evaluated by a single expert reader not otherwise involved in the PH trial. HVPG decreased by a mean of 3.7 mmHg from the mean baseline of 20.6 mmHg in the higher baseline HVPG group (p<0.003), with 8 of 12 achieving a ≥10% decrease, 4 of 12 achieving a ≥20% decrease, and 2 of 12 achieving reductions below 12 mmHg. The changes from baseline HVPG were not statistically significant in the lower baseline HVPG group (+1.9 mmHg mean increase from mean baseline of 8.1 mmHg; p=0.12) or the total evaluable patient population (–1.1 mmHg from mean baseline of 15.2 mmHg; p=0.26). The cCK18 endpoint, analyzed in the total evaluable patient population, showed a statistically significant reduction (p<0.03) from baseline. Consistent with results from prior trials, emricasan was safe and well tolerated in the PH trial, with no dose-limiting toxicities and no drug-related serious adverse events. Detailed results are expected to be presented in a future scientific forum.

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This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this Current Report on Form 8-K are forward looking statements, including statements regarding presenting detailed results of the PH trial in a future scientific forum. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including: the potential that further analysis of the data described herein may yield different efficacy results or additional safety concerns; the risk that the results of this clinical trial and earlier clinical trials may not be predictive of future results; and the uncertainty of the U.S. Food and Drug Administration’s and other regulatory agencies’ approval processes and other regulatory requirements. The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2015	CONATUS PHARMACEUTICALS INC.

	By:	/s/ Charles J. Cashion
	Name:	Charles J. Cashion
	Title:	Senior Vice President, Finance,
Chief Financial Officer and Secretary